Exhibit 99.2
Abercrombie & Fitch
July 2009 Sales Release
Call Script
This is Eric Cerny, Manager of Investor Relations for Abercrombie & Fitch. The following is a summary of our sales results for the fiscal month ended August 1, 2009.
Before I begin, I remind you that any forward-looking statements I may make are subject to the Safe Harbor Statement found in our SEC filings.
Net sales for the four-week period ended August 1, 2009, were $236.0 million, a 22% decrease from net sales of $303.1 million for the four-week period ended August 2, 2008. Total Company direct-to-consumer net sales were $16.2 million for the four-week period ended August 1, 2009, an 11% decrease from sales for the four-week period ended August 2, 2008. July comparable store sales decreased 28%.
By brand, Abercrombie & Fitch comparable store sales were down 25%. Men’s comps were down by a low twenty; women’s comps were down by a high twenty. Transactions per average store decreased 20%; average transaction value decreased 6%.

Abercrombie & Fitch
July 2009 Sales Release
Call Script
For abercrombie, comparable store sales were down 27%. Guys comps were down by a high teen; girls comps were down by a low thirty. Transactions per average store decreased 19%; average transaction value decreased 8%.
Hollister comparable store sales were down 32%. Dudes comps were down by a high twenty; Bettys comps were down by a mid thirty. Transactions per average store decreased 20%; average transaction value decreased 9%.
RUEHL comparable store sales were down 28%. Men’s comps were down by a low twenty; women’s comps were down by a low thirty. Transactions per average store decreased 35%; average transaction value increased 6%.
Across all brands, average unit retail decreased 6%. We believe July sales were somewhat adversely affected by a shift in timing of tax free holidays and later back to school dates in certain parts of the country.
From a merchandise classification standpoint across all brands and both men’s and women’s, graphic tees, shorts and knit tops were weakest. Female woven shirts and dresses continued to be stronger performing categories.

Abercrombie & Fitch
July 2009 Sales Release
Call Script
Regionally, comparable store sales were down in all US regions and Canada. Comparable store sales continued to be strongly positive in the London flagship store.
The Company will release its second quarter results on Friday, August 14, 2009, prior to the open of the market, followed by a conference call at 8:30 AM Eastern Time. To listen to the conference call, dial (888) 208-1507 and ask for the Abercrombie & Fitch Quarterly Call or go to www.abercrombie.com. The international call-in number is (913) 312-1522. This call will be recorded and made available by dialing the replay number (888) 203-1112 or the international number (719) 457-0820, followed by the conference ID number 4106450 or through www.abercrombie.com.
Thank You.

3